Exhibit 99.1

Project Kati Successfully Exits ERCOT Planning Phase

Expected to unlock up to 166 MW of new Bitcoin Hosting and AI Joint Venture Opportunities

ALBANY, NY, February 18, 2025 –Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and AI, has successfully exited the Electric Reliability Council of Texas (ERCOT) planning phase for its Project Kati. This marks a critical step forward in the project’s development, clearing the path for construction and further expansion.

Project Kati will deliver up to 166 MW of renewable energy capacity in two phases, and is expected to unlock new hosting and joint venture opportunities. This project is set to power advanced computing applications, including Bitcoin mining and artificial intelligence (AI).

“The successful exit from the ERCOT planning phase is a major achievement for Project Kati and a testament to the hard work and dedication of our team,” said John Belizaire, CEO of Soluna Holdings. “This milestone brings another project closer to shovel readiness helping to realize our vision of expanding renewable computing infrastructure for the world’s most innovative computing applications.”

With the ERCOT planning phase complete, Project Kati will now focus on:

●	Land Negotiations – The Company is in the final stages of land-related activities for the site. The goal is to acquire enough land for both of the project’s phases and future AI opportunities.
●	Capital Formation Activities – The Company will open up the project to bids from potential investors.
●	AI Joint Venture Opportunities – The Company is also in talks with potential joint venture partners to develop an AI data center at the project.
●	HPC Site Analysis – The Company has hired AI data center development advisors to study the site for key requirements for high performance, Tier-3 data centers. This includes land, energy, environment, connectivity, and more.

The Company intends to start construction of Project Kati in 2025. Following completion of the first 83 MW phase, the Company would have over 206 MW under management for Bitcoin Mining and Hosting.

“Our Hyperscale Miner customers continue to seek out our renewable energy-powered data centers to meet their growing hosting needs,” continued John Belizaire. “It’s a testament to our ‘white glove’ service we call Relentless Stewardship.”

Soluna continues its tradition of naming its data centers after women scientists who help catalyze major innovation. Project Kati is named after Katalin “Kati” Karikó, a Hungarian scientist who was instrumental in the development of mRNA-based protein therapies. Her decades of dedicated work significantly contributed to the development of modern mRNA vaccines.

For more information on Soluna and its projects, please visit solunacomputing.com

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the completion of Project Kati, including our ability to acquire enough land for the project, our ability to enter into joint ventures, our ability to obtain investors to fund the project, our ability to complete the first phase of the project and our ability to complete the project on the projected timeline or at all, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on April 1, 2024. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

Contact Information

Sam Sova

Partner and CEO

SOVA

Sam@letsgosova.com